AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

         THIS AMENDMENT NO. 1 TO FUND PARTICIAPTION AGREEMENT (the "Amendment") is effective as of August 21, 1998, by and among AMERICAN CENTURION LIFE ASSURANCE COMPANY (the "Company"), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. ("ACIM"), and AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., ("ACVP"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

         WHEREAS, the Company, TCI Portfolios, Inc. and Investors Research Corporation are parties to that certain Fund Participation Agreement dated July 31, 1996 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients; and

         WHEREAS,   since  the  date  of  the  Agreement,   Investors   Research
Corporation has changed its name to American Century Variable Portfolios, Inc.; and

         WHEREAS, the Company now desires to add an Account to those which offer certain American Century funds and to expand the number of American Century funds made available as underlying investment media for the Contracts; and

         WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Addition of Fund. The second "Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following language:

                  "WHEREAS, the Company wishes to offer as investment options under the Contracts, American Century VP Capital Appreciation, American Century VP Income and Growth and American Century VP Value (each a "Fund" and collectively, the "Funds", each a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the Issuer; and"

         2. Provision of Prospectuses. The second sentence of Section 4(b) is hereby amended by adding the words "camera-ready art and/or" before the words "electronic format" in the existing sentence.

         3. Addition of Account. Section 6(1)(ii) is hereby amended by adding, after the reference to the ACL Variable Annuity Account 1, the following words:
"and the ACL Variable Annuity Account 2." After the date of this amendment, each reference to the "Account" in the Agreement shall be deemed to include both the ACL Variable Annuity Account 1 and the ACL Variable Annuity Account 2. The ACL Variable Annuity Account 1 shall offer VP Capital Appreciation and VP Value as investment options, and the ACL Variable Annuity Account 2 shall offer VP income and Growth and VP Value as investment options.

         4. Amendment to Termination Provision. Section 12(a) is hereby amended by adding the words "or such other date as agreed to by the parties" at the end of the Section.

         5. Amendment to Notice Provision. In Section 17, the reference under notices "to the Company" to Jim Mortensen, Manager Product Development, and the telecopy number provided are hereby deleted in their entirety and replaced with a reference to "President." In addition, the reference under "with a simultaneous copy to" to Mary Ellyn Minenko, Counsel, is hereby deleted and replaced with a reference to Mary Ellyn Minenko, Vice President and Group Counsel.

         6. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be and all of which together shall constitute one instrument.

         8. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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         IN WITNESS WHEREOF,  the undersigned have executed this Amendment No. 1 as of the date first above written.

AMERICAN CENTURION LIFE                   AMERICAN CENTURY INVESTMENT
ASSURANCE COMPANY                         MANAGEMENT, INC.

By: /s/  Stuart Sedlacek                  By: /s/  William M. Lyons
Name:    Stuart Sedlacek                  Name:    William M. Lyons
Title:   President                        Title:   Executive Vice President


Attest:                                   AMERICAN CENTURY VARIABLE PORTFOLIOS

By: /s/  Eric L. Marhoun                  By: /s/  Patrick A. Looby
Name:    Eric L. Marhoun                  Name:    Patrick A. Looby
Title:   General Counsel & Secretary      Title:   Vice President